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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                           __________________________

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): AUGUST 26, 2004

                                 CRDENTIA CORP.
             (Exact name of registrant as specified in its charter)

            DELAWARE                   000-31152              76-0585701
 (State or Other Jurisdiction         (Commission          (I.R.S. Employer
      of Incorporation)               File Number)        Identification Number)

                         14114 DALLAS PARKWAY, SUITE 600
                               DALLAS, TEXAS 75254
               (Address of Principal Executive Offices) (Zip Code)

                                 (972) 850-0780
              (Registrant's telephone number, including area code)

         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On August 26, 2004, we, Crdentia Corp., CRDE Corp., a wholly-owned subsidiary of Crdentia Corp., AHHC Acquisition Corporation, a wholly-owned subsidiary of CRDE Corp., Arizona Home Health Care/Private Duty, Inc. ("AHHC"), and the shareholders of AHHC entered into an Agreement and Plan of Reorganization. Upon the terms and subject to the conditions of the agreement, AHHC Acquisition Corporation will be merged with and into AHHC, and AHHC will survive the merger as a subsidiary of CRDE Corp. The transaction has been approved by our board of directors and the board of directors and shareholders of AHHC. The closing of the transaction is subject to customary closing conditions.

         Upon completion of the merger, all outstanding shares of capital stock of AHHC will be exchanged for aggregate merger consideration consisting of (i) $3,900,000 in cash, which amount will be paid equally between the shareholders of AHHC at closing, and (ii) the gross amount of the accounts receivable of AHHC outstanding as of the closing, and any cash collections realized by us with respect to such accounts receivable will be paid to the shareholders of AHHC following the closing. In addition to the merger consideration, as described in further detail below under ITEM 3.02, UNREGISTERED SALES OF EQUITY SECURITIES, we agreed to issue an additional number of shares of our common stock to one of the shareholders of AHHC, William C. Crocker, as an earnout payment.

         The description of the transaction set forth above and elsewhere in this report is qualified in its entirety by reference to the merger agreement filed with this current report as Exhibit 2.1.

ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES.

         Pursuant to the merger agreement referenced above in ITEM 1.01, ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT, we agreed to issue a number of shares of Crdentia common stock to one of the shareholders of AHHC, William C. Crocker, as an earnout payment. The aggregate number of shares to be issued to Mr. Crocker pursuant to such earnout will be calculated by dividing (i) the product of 0.65 multiplied by the gross revenues of AHHC for the two year fiscal period ending following the closing and (ii) the average of the closing prices of our common stock for the 15 day trading period ending two days prior to the delivery of such stock payment. Any such earnout will be payable solely in shares of Crdentia common stock in up to two installments, calculated on the first and second anniversary of the closing of the merger. Subject to the terms and conditions of the merger agreement, at the closing of the merger, we will issue to William C. Crocker 200,000 shares of Crdentia common stock as an advance payment of the earnout and any future earnout will be reduced by such advance payment.

         The issuance of the advance payment shares to Mr. Crocker, as well as any shares issued pursuant to the earnout, will be made pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated under the Securities Act of 1933. The issuances will be made without general solicitation or advertising. Mr. Crocker represented to us that he is an "accredited investor" as defined in Rule 501(a) of the Securities Act of 1933, that the shares of common stock are being acquired for investment and that he has had access to all relevant information necessary to evaluate the investment.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      EXHIBITS.

         EXHIBIT NO.       DESCRIPTION
         -----------       -----------------------------------------------------
         2.1               Agreement and Plan of Reorganization, dated as of
                           August 26, 2004, by and among Crdentia Corp., CRDE
                           Corp., AHHC Acquisition Corporation, Arizona Home
                           Health Care/Private Duty, Inc. and the shareholders of AHHC (the "Merger Agreement"). Certain schedules and exhibits referenced in the Merger Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             CRDENTIA CORP.

September 1, 2004                            By: /s/ James D. Durham
                                                 ------------------------------
                                                 James D. Durham
                                                 Chief Executive Officer



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                                  EXHIBIT INDEX

EXHIBIT NO.       DESCRIPTION
-----------       -------------------------------------------------------------
2.1               Agreement and Plan of Reorganization, dated as of August 26,
                  2004, by and among Crdentia Corp., CRDE Corp., AHHC
                  Acquisition Corporation, Arizona Home Health Care/Private
                  Duty, Inc. and the shareholders of AHHC (the "Merger
                  Agreement"). Certain schedules and exhibits referenced in the Merger Agreement have been omitted in accordance with Item
                  601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.